Exhibit 99.1

News Release

CONTACT:	Bradley S. Adams (Analysts)	FOR IMMEDIATE RELEASE
	(513) 534-0983	July 20, 2006
Debra DeCourcy (Media)
(513) 534-4153

FIFTH THIRD BANCORP REPORTS SECOND QUARTER 2006

EARNINGS OF $ 0.69 PER DILUTED SHARE

Fifth Third Bancorp’s second quarter 2006 earnings per diluted share were $.69 compared to $.65 in the first quarter of 2006 and $.75 per diluted share for the same period in 2005. Second quarter net income totaled $382 million compared to $363 million last quarter and $417 million in the same quarter last year. Return on average assets (ROA) and return on average equity (ROE) were 1.45 percent and 16.0 percent, respectively, compared to 1.63 percent and 18.1 percent in 2005’s second quarter.

“Second quarter trends in deposits, loans, fee income and credit quality reflect both an improving bottom line and outlook for the future,” stated George A. Schaefer, Jr., Chairman and CEO of Fifth Third Bancorp. “Our primary challenge, and focus for further improvement, lies in continuing to stabilize and improve the net interest margin. Over the last year and a half, we have maintained a disciplined, long-term balance sheet approach and have remained committed to not increasing leverage as short- and long-term interest rates have converged. With interest rate tightening appearing to be nearing an end and deposit trends showing positive momentum, significant potential exists to improve the net interest margin and drive positive operating leverage over the years to come. Fifth Third’s deposit and funding costs are competitive with market conditions and loan repricing into a higher rate environment remains strong. The employees of Fifth Third have demonstrated poise and perseverance during a difficult two years and I am very proud of their efforts to better serve our existing customers while continuing to maintain our historically strong track record of adding new customers. Through their hard work, I believe Fifth Third is positioned to improve shareholder returns by having taken the difficult, but necessary actions to reduce interest rate risk and ensure that consistently strong core banking performance reaches the bottom line.”

“In June, Fifth Third’s Board of Directors increased the quarterly cash dividend on its common shares to $.40 per share, an increase of 14 percent over the $.35 per share declared in June 2005 and a five percent increase over the $.38 per share declared in March 2006. This quarter’s dividend surpasses our level of current earnings growth but illustrates the importance we place on delivering value to our shareholders and the confidence we have in returning to better growth and profitability. On behalf of our management team and 22,000 employees, we thank our shareholders for their continued confidence and look forward to continuing to deliver improving performance.”

Noninterest Income

Improved performance in certain business line revenue categories resulted in good noninterest income performance in the second quarter of 2006. Overall, noninterest income, excluding operating lease revenues and securities gains and losses, increased by five percent over the same quarter last year and 16 percent on an annualized sequential basis.

Electronic payment processing revenues increased 15 percent over the same quarter last year and 30 percent on an annualized sequential basis. Second quarter trends are representative of continuing momentum in attracting new customer relationships moderated by slower growth in the level of retail sales transaction volumes. Fifth Third remains confident in the near and intermediate term growth outlook in this business and continues to see significant opportunities in attracting new financial institution customers and retailers.

Sales of retail deposit accounts and corporate treasury management products led to an increase in deposit service revenues of two percent over the same quarter last year and 27 percent on an annualized sequential basis from seasonally weaker first quarter levels. Retail deposit revenues increased by three percent over the same quarter last year largely due to growth in the number of deposit accounts. Commercial deposit revenues increased by two percent over the same quarter last year with strong growth in relationships mitigated by the impact of higher interest rates on compensating balances in commercial deposit accounts.

Mortgage net service revenue totaled $41 million in the second quarter compared to $46 million in the same quarter last year. Mortgage originations remained strong and totaled $2.6 billion in the second quarter versus $2.2 billion last quarter and $2.6 billion in the second quarter of last year. Second quarter mortgage banking net service revenue was comprised of $27 million in total origination fees and loan sales and $14 million in net servicing revenue. Net servicing revenue was comprised of $30 million of gross servicing fees, less $17 million in amortization and plus $1 million of net valuation adjustments on mortgage servicing rights and losses and mark-to-market adjustments on both settled and outstanding free-standing derivative financial instruments utilized to hedge mortgage servicing rights. The mark-to-market adjustments and settlement of free-standing derivative financial instruments and corresponding valuation adjustments resulted from interest rate volatility and the resulting impact of changing prepayment speeds on the mortgage servicing portfolio. The mortgage servicing asset, net of the valuation reserve, was $483 million at June 30, 2006 on a servicing portfolio of $27.1 billion, compared to $462 million last quarter on a servicing portfolio of $26.4 billion.

Corporate banking revenue totaled $82 million in the second quarter this year, an increase of 10 percent over the $74 million delivered in the same quarter last year. Growth over the same quarter last year was highlighted by increases in loan and lease related fees and international revenues. Compared to the first quarter of 2006, corporate banking revenue increased $6 million due to growth in international revenues and customer interest rate derivative sales.

Investment advisory revenues increased by five percent over the same quarter last year and 22 percent on an annualized sequential basis. The increase in revenue compared to last year and the first quarter resulted primarily from improvements in brokerage and private client revenues. Fifth Third continues to focus its efforts on improving execution in retail brokerage and growing the institutional money management business by improving penetration and cross-sell in our large middle market commercial customer base. Fifth Third Investment Advisors, among the largest money managers in the Midwest, has $31 billion in assets under management and $203 billion in assets under care.

Other noninterest income totaled $76 million in the second quarter, compared to $80 million last quarter and $93 million in the same quarter last year. The decrease in revenue relative to second quarter 2005 resulted primarily from continued runoff in the operating lease portfolio and declines in consumer loan and lease fees. Net securities gains totaled $14 million in the second quarter, compared to $15 million in the same quarter last year and $1 million last quarter. Second quarter 2006 net securities gains included a $24 million gain from the MasterCard Incorporated redemption of a portion of the common shares held by Fifth Third, partially offset by $10 million of losses on certain securities sold during the quarter.

Balance Sheet Trends

Retail transaction account growth and commercial customer additions resulted in good overall deposit growth in the second quarter of 2006 despite continuing mix shifts within the deposit base to higher cost time deposits. Compared to the second quarter last year, average core deposit balances increased by $3.8 billion, or seven percent, and average transaction account balances increased by $1.7 billion, or three percent. Compared to the first quarter of 2006, average core deposit balances increased by seven percent on an annualized basis and average transaction account balances increased by three percent on an annualized basis. Fifth Third is continuing to devote significant focus on attracting new deposit accounts and retaining existing accounts in order to fund loan growth.

Loan and lease balances exhibited continued strength with average loans and leases increasing by $6.3 billion, or nine percent, over second quarter last year and by $6.4 billion, or 10 percent on a period end basis. Compared to last quarter, average loan and lease balances increased by $1.5 billion, or eight percent on an annualized sequential basis. Average commercial loan and lease balances increased by 11 percent over the same quarter last year and by $1.0 billion, or 10 percent on an annualized sequential basis. Average consumer loan and lease balances, excluding residential mortgage, increased by nine percent over the same quarter last year with only modest growth relative to last quarter primarily due to reductions in the consumer lease portfolio and slowing growth in home equity loan balances.

Net Interest Income

Net interest income on a fully taxable equivalent basis decreased five percent, despite three percent growth in average earning assets, due to a 28 bp decline in the net interest margin compared to the second quarter of 2005. Margin compression resulted primarily from the prolonged and significant flattening of the yield curve, decreases in the net interest rate spread associated with increases in rates paid across deposit and other funding categories and continued mix shifts within the deposit base to higher cost time deposits. Earning asset growth trends relative to the same quarter last year have been muted, despite strong loan growth, by a $3.5 billion reduction in the average available-for-sale securities portfolio. Fifth Third is focused on maintaining recent strong loan growth trends and growing core deposit balances in order to improve the funding mix, more effectively fund future loan growth and improve net interest margin trends.

Compared to the first quarter of 2006, net interest income on a fully taxable equivalent basis was essentially unchanged due to 7 bp of contraction in the net interest margin. Margin compression in the second quarter was greater than initially expected and largely resulted from changes in short-term interest rate expectations during the quarter and the corresponding impact on the cost of certain non-core deposit funding categories.

Credit Quality

Net charge-offs as a percentage of average loans and leases were 37 bp in the second quarter, compared to 42 bp last quarter and 34 bp in the second quarter of 2005. Net charge-offs were $67 million in the second quarter, compared to $55 million in the same quarter last year and $73 million in the first quarter of 2006. Second quarter net charge-offs include losses related to the sale of approximately $39 million in nonaccrual loans and leases during the quarter. Nonperforming assets were 49 bp of total loans and leases and other real estate owned at June 30, 2006, compared to 51 bp last quarter and 51 bp in the year ago second quarter. Overall, the level of nonperforming loans and net charge-offs remains a small percentage of the total loan and lease portfolio. The provision for loan and lease losses totaled $71 million in the second quarter compared to $60 million in the same quarter last year and $78 million in the first quarter of 2006. The allowance for loan and lease losses represents 1.04 percent of total loans and leases outstanding as of June 30, 2006, compared to 1.05 percent last quarter and 1.09 percent in the same quarter last year.

Noninterest Expense

Total noninterest expense increased by four percent over the same quarter last year and increased by $28 million from first quarter 2006 levels. The increase in expenses compared to prior periods is primarily due to the recognition of approximately $9 million of incremental expense related to the adoption of SFAS No. 123(R) and the April 2006 issuance of stock-based awards to retirement-eligible employees, increases in volume-related bankcard expenditures and increases in occupancy expenditures related to the addition of de-novo banking centers.

Fifth Third expects growth in noninterest expenses in the second half of 2006 to continue to be modest with management focus in light of current revenue trends. Cost savings initiatives will be somewhat mitigated by continuing investment in certain high opportunity markets, including the expected addition of approximately 50 net new banking centers in 2006, in order to provide greater convenience to our customers and drive deposit and loan growth. Fifth Third’s efficiency ratio was 55.3 percent in the second quarter compared to 54.7 percent last quarter and 52.2 percent in the second quarter of 2005.

Conference Call

Fifth Third will host a conference call to discuss these second quarter financial results at 9:00 a.m. (Eastern Time) today. Investors, analysts and other interested parties may dial into the conference call at 877-309-0967 for domestic access and 706-679-3977 for international access (password: Fifth Third). A replay of the conference call will be available for approximately seven days by dialing 800-642-1687 for domestic access and 706-645-9291 for international access (passcode: 2837338#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $106.1 billion in assets, operates 19 affiliates with 1,138 full-service Banking Centers, including 116 Bank Mart® locations open seven days a week inside select grocery stores and 2,034 Jeanie® ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania and Missouri. Fifth Third operates five main businesses: Commercial Banking, Branch Banking, Consumer Lending, Investment Advisors and Fifth Third Processing Solutions. Fifth Third is among the largest money managers in the Midwest and, as of June 30, 2006, has $203 billion in assets under care, of which it manages $31 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded through the NASDAQ® National Global Select Market System under the symbol “FITB.”

This report may contain forward-looking statements about the Registrant and/or the company as combined with acquired entities within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This report may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Registrant and/or the combined company including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which the Registrant, one or more acquired entities and/or the combined company do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) changes and trends in the securities markets; (7) legislative or regulatory changes or actions, or significant litigation, adversely affect the Registrant, one or more acquired entities and/or the combined company or the businesses in which the Registrant, one or more acquired entities and/or the combined company are engaged; (8) difficulties in combining the operations of acquired entities and (9) the impact of reputational risk created by the developments discussed above on such matters as business generation and retention, funding and liquidity. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the United States Securities and Exchange Commission (SEC). Copies of this filing are available at no cost on the SEC’s Web site at www.sec.gov or on the Registrant’s Web site at www.53.com. The Registrant undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this report.

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Quarterly Financial Review for June 30, 2006

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% Change				Year to Date		% Change
	June 2006	March 2006	June 2005	Yr/Yr		Seq		June 2006	June 2005	Yr/Yr
Income Statement Data
Net interest income (a)	$716	$718	$758	(5%	)	-		$1,434	$1,517	(5%	)
Noninterest income	655	617	635	3%		6%		1,272	1,242	2%
Total revenue (a)	1,371	1,335	1,393	(2%	)	3%		2,706	2,759	(2%	)
Provision for loan and lease losses	71	78	60	18%		(8%	)	149	127	17%
Noninterest expense	759	731	728	4%		4%		1,490	1,432	4%
Net income	382	363	417	(8%	)	5%		746	822	(9%	)

Common Share Data
Earnings per share, basic	$0.69	$0.66	$0.75	(8%	)	5%		$1.34	$1.48	(9%	)
Earnings per share, diluted	0.69	0.65	0.75	(8%	)	6%		1.34	1.47	(9%	)
Cash dividends per common share	0.40	0.38	0.35	14%		5%		0.78	0.70	11%
Book value per share	17.13	17.01	16.82	2%		1%		17.13	16.82	2%
Dividend payout ratio	58.0%	58.5%	46.7%	24%		(1%	)	58.2%	47.6%	22%
Market price per share:
High	$41.02	$41.43	$44.67	(8%	)	(1%	)	$41.43	$48.12	(14%	)
Low	35.86	36.30	40.24	(11%	)	(1%	)	35.86	40.24	(11%	)
End of period	36.95	39.36	41.17	(10%	)	(6%	)	36.95	41.17	(10%	)
Common shares outstanding (in thousands)	557,894	556,501	555,938	-		-		557,894	555,938	-
Average common shares outstanding (in thousands):
Basic	554,978	554,398	553,872	-		-		554,689	555,110	-
Diluted	557,489	556,869	558,176	-		-		557,181	559,908	-
Market capitalization	$20,614	$21,904	$22,888	(10%	)	(6%	)	$20,614	$22,888	(10%	)
Price/earnings ratio (b)	13.94	14.52	15.77	(12%	)	(4%	)	13.94	15.77	(12%	)

Financial Ratios
Return on average assets	1.45%	1.41%	1.63%	(11%	)	3%		1.43%	1.63%	(12%	)
Return on average equity	16.0%	15.3%	18.1%	(12%	)	5%		15.7%	18.1%	(13%	)
Noninterest income as a percent of total revenue	48%	46%	46%	4%		4%		47%	45%	4%
Average equity as a percent of average assets	9.09%	9.17%	8.98%	1%		(1%	)	9.13%	9.00%	1%
Net interest margin (a)	3.01%	3.08%	3.29%	(9%	)	(2%	)	3.04%	3.33%	(9%	)
Efficiency (a)	55.3%	54.7%	52.2%	6%		1%		55.0%	51.9%	6%
Effective tax rate	28.5%	30.7%	30.1%	(5%	)	(7%	)	29.6%	30.5%	(3%	)

Credit Quality
Net losses charged off	$67	$73	$55	22%		(8%	)	$140	$118	18%
Net losses charged off as a percent of average loans and leases	0.37%	0.42%	0.34%	9%		(12%	)	0.40%	0.37%	8%
Allowance for loan and lease losses as a percent of loans and leases	1.04%	1.05%	1.09%	(5%	)	(1%	)	1.04%	1.09%	(5%	)
Allowance for credit losses as a percent of loans and leases	1.14%	1.14%	1.20%	(5%	)	-		1.14%	1.20%	(5%	)
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.49%	0.51%	0.51%	(4%	)	(4%	)	0.49%	0.51%	(4%	)

Average Balances
Loans and leases, including held for sale	$73,093	$71,634	$66,762	9%		2%		$72,367	$65,924	10%
Total securities and other short-term investments	22,439	22,917	25,716	(13%	)	(2%	)	22,677	25,916	(12%	)
Total assets	105,741	104,736	102,765	3%		1%		105,241	101,891	3%
Transaction deposits	49,282	48,951	47,624	3%		1%		49,116	47,603	3%
Core deposits	59,731	58,700	55,910	7%		2%		59,217	55,641	6%
Interest-bearing deposits	55,665	53,746	49,858	12%		4%		54,710	49,811	10%
Short-term borrowings	8,740	9,271	9,372	(7%	)	(6%	)	9,003	9,623	(6%	)
Long-term debt	14,465	15,132	17,049	(15%	)	(4%	)	14,798	16,331	(9%	)
Shareholders’ equity	9,607	9,601	9,224	4%		-		9,604	9,166	5%

Regulatory Capital Ratios (c)
Tier I capital	8.53%	8.49%	8.48%	1%		-		8.53%	8.48%	1%
Total risk-based capital	10.47%	10.47%	10.80%	(3%	)	-		10.47%	10.80%	(3%	)
Tier I leverage	8.35%	8.24%	7.76%	8%		1%		8.35%	7.76%	8%

Operations
Banking centers	1,138	1,132	1,098	4%		1%		1,138	1,098	4%
ATMs	2,034	2,025	1,994	2%		-		2,034	1,994	2%
Full-time equivalent employees	21,230	21,497	21,594	(2%	)	(1%	)	21,230	21,594	(2%	)
(a)	Presented on a fully taxable equivalent basis
(b)	Based on the most recent twelve-month diluted earnings per share and end of period stock prices
(c)	Current period regulatory capital ratios are estimates

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	June 2006	March 2006	December 2005	September 2005	June 2005
Income Statement Data
Net interest income (a)	$716	$718	$735	$745	$758
Noninterest income	655	617	636	622	635
Total revenue (a)	1,371	1,335	1,371	1,367	1,393
Provision for loan and lease losses	71	78	134	69	60
Noninterest expense	759	731	763	732	728
Net income	382	363	332	395	417

Common Share Data
Earnings per share, basic	$0.69	$0.66	$0.60	$0.71	$0.75
Earnings per share, diluted	0.69	0.65	0.60	0.71	0.75
Cash dividends per common share	0.40	0.38	0.38	0.38	0.35
Book value per share	17.13	17.01	17.00	16.93	16.82
Dividend payout ratio	58.0%	58.5%	63.3%	53.5%	46.7%
Market price per share:
High	$41.02	$41.43	$42.50	$43.99	$44.67
Low	35.86	36.30	35.04	36.38	40.24
End of period	36.95	39.36	37.72	36.75	41.17
Common shares outstanding (in thousands)	557,894	556,501	555,623	554,400	555,938
Average common shares outstanding (in thousands):
Basic	554,978	554,398	553,591	553,855	553,872
Diluted	557,489	556,869	556,322	557,681	558,176
Market capitalization	$20,614	$21,904	$20,958	$20,374	$22,888
Price/earnings ratio (b)	13.94	14.52	13.57	14.76	15.77

Financial Ratios
Return on average assets	1.45%	1.41%	1.27%	1.51%	1.63%
Return on average equity	16.0%	15.3%	13.9%	16.6%	18.1%
Noninterest income as a percent of total revenue	48%	46%	46%	46%	46%
Average equity as a percent of average assets	9.09%	9.17%	9.12%	9.11%	8.98%
Net interest margin (a)	3.01%	3.08%	3.11%	3.16%	3.29%
Efficiency (a)	55.3%	54.7%	55.6%	53.5%	52.2%
Effective tax rate	28.5%	30.7%	28.9%	29.2%	30.1%

Credit Quality
Net losses charged off	$67	$73	$117	$64	$55
Net losses charged off as a percent of average loans and leases	0.37%	0.42%	0.67%	0.38%	0.34%
Allowance for loan and lease losses as a percent of loans and leases	1.04%	1.05%	1.06%	1.06%	1.09%
Allowance for credit losses as a percent of loans and leases	1.14%	1.14%	1.16%	1.16%	1.20%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.49%	0.51%	0.52%	0.51%	0.51%

Average Balances
Loans and leases, including held for sale	$73,093	$71,634	$70,489	$68,556	$66,762
Total securities and other short-term investments	22,439	22,917	23,274	24,915	25,716
Total assets	105,741	104,736	103,988	103,699	102,765
Transaction deposits	49,282	48,951	48,937	47,568	47,624
Core deposits	59,731	58,700	58,080	56,298	55,910
Interest-bearing deposits	55,665	53,746	52,038	50,402	49,858
Short-term borrowings	8,740	9,271	9,179	9,620	9,372
Long-term debt	14,465	15,132	15,956	16,914	17,049
Shareholders’ equity	9,607	9,601	9,480	9,451	9,224

Regulatory Capital Ratios (c)
Tier I capital	8.53%	8.49%	8.38%	8.45%	8.48%
Total risk-based capital	10.47%	10.47%	10.45%	10.57%	10.80%
Tier I leverage	8.35%	8.24%	8.08%	7.93%	7.76%

Operations
Banking centers	1,138	1,132	1,119	1,106	1,098
ATMs	2,034	2,025	2,024	1,996	1,994
Full-time equivalent employees	21,230	21,497	21,681	21,674	21,594
(a)	Presented on a fully taxable equivalent basis
(b)	Based on the most recent twelve-month diluted earnings per share and end of period stock prices
(c)	Current period regulatory capital ratios are estimates

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change				Year to Date		% Change
	June 2006	March 2006	June 2005	Yr/Yr		Seq		June 2006	June 2005	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,227	$1,146	$936	31%		7%		$2,375	$1,803	32%
Interest on securities:
Taxable	239	242	268	(10%	)	(1%	)	481	534	(10%	)
Exempt from income taxes	8	8	10	(25%	)	(6%	)	16	20	(24%	)
Total interest on securities	247	250	278	(11%	)	(1%	)	497	554	(10%	)
Interest on other short-term investments	3	2	1	137%		31%		4	2	91%
Total interest income	1,477	1,398	1,215	22%		6%		2,876	2,359	22%

Interest Expense
Interest on deposits:
Interest checking	102	99	71	42%		3%		201	134	49%
Savings	87	76	35	150%		14%		163	61	166%
Money market	64	55	28	129%		18%		119	53	123%
Other time	105	89	61	72%		16%		194	113	72%
Certificates - $100,000 and over	61	48	29	114%		28%		109	54	102%
Foreign office	52	44	29	80%		19%		96	56	73%
Total interest on deposits	471	411	253	86%		14%		882	471	87%
Interest on federal funds purchased	48	51	29	65%		(5%	)	99	54	83%
Interest on short-term bank notes	-	-	2	(100%	)	NM		-	6	(100%	)
Interest on other short-term borrowings	52	44	34	53%		17%		97	61	60%
Interest on long-term debt	196	181	147	33%		9%		377	267	42%
Total interest expense	767	687	465	65%		12%		1,455	859	69%

Net Interest Income	710	711	750	(5%	)	-		1,421	1,500	(5%	)

Provision for loan and lease losses	71	78	60	18%		(8%	)	149	127	17%
Net interest income after provision for loan and lease losses	639	633	690	(7%	)	1%		1,272	1,373	(7%	)

Noninterest Income
Electronic payment processing revenue	211	196	183	15%		7%		407	354	15%
Service charges on deposits	135	126	132	2%		7%		261	253	3%
Mortgage banking net revenue	41	47	46	(10%	)	(12%	)	88	87	1%
Investment advisory revenue	96	91	92	5%		6%		187	182	3%
Corporate banking revenue	82	76	74	10%		8%		157	136	16%
Other noninterest income	76	80	93	(19%	)	(5%	)	157	200	(23%	)
Securities gains (losses), net	14	1	15	(6%	)	1,479%		15	30	(48%	)
Total noninterest income	655	617	635	3%		6%		1,272	1,242	2%

Noninterest Expense
Salaries, wages and incentives	303	284	295	3%		7%		586	561	5%
Employee benefits	69	87	67	4%		(21%	)	156	148	5%
Equipment expense	29	27	25	16%		9%		56	50	12%
Net occupancy expense	59	58	54	9%		2%		118	108	9%
Other noninterest expense	299	275	287	4%		9%		574	565	1%
Total noninterest expense	759	731	728	4%		4%		1,490	1,432	4%
Income before income taxes and cumulative effect	535	519	597	(11%	)	3%		1,054	1,183	(11%	)
Applicable income taxes	153	160	180	(16%	)	(5%	)	312	361	(14%	)
Income before cumulative effect	382	359	417	(8%	)	6%		742	822	(10%	)
Cumulative effect of change in accounting principle, net of tax (b)	-	4	-	NM		(100%	)	4	-	NM
Net income	$382	$363	$417	(8%	)	5%		$746	$822	(9%	)
Net income available to common shareholders (a)	$382	$363	$417	(8%	)	5%		$745	$821	(9%	)
(a)	Dividends on preferred stock are $.185 million for all quarters presented
(b)	Reflects a benefit of $3.5 million (net of $1.7 million of tax) for the adoption of SFAS No. 123(R) as of January 1, 2006 due to the recognition of an estimate of forfeiture experience to be realized for all stock-based awards

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	June 2006	March 2006	December 2005	September 2005	June 2005
Interest Income
Interest and fees on loans and leases	$1,227	$1,146	$1,098	$1,017	$936
Interest on securities:
Taxable	239	242	243	255	268
Exempt from income taxes	8	8	9	10	10
Total interest on securities	247	250	252	265	278
Interest on other short-term investments	3	2	2	1	1
Total interest income	1,477	1,398	1,352	1,283	1,215
Taxable equivalent adjustment	6	7	7	8	8
Total interest income (taxable equivalent)	1,483	1,405	1,359	1,291	1,223

Interest Expense
Interest on deposits:
Interest checking	102	99	94	86	71
Savings	87	76	67	48	35
Money market	64	55	50	37	28
Other time	105	89	81	68	61
Certificates - $100,000 and over	61	48	40	34	29
Foreign office	52	44	37	34	29
Total interest on deposits	471	411	369	307	253
Interest on federal funds purchased	48	51	49	35	29
Interest on short-term bank notes	-	-	-	-	2
Interest on other short-term borrowings	52	44	36	41	34
Interest on long-term debt	196	181	170	163	147
Total interest expense	767	687	624	546	465

Net interest income (taxable equivalent)	716	718	735	745	758

Provision for loan and lease losses	71	78	134	69	60
Net interest income (taxable equivalent) after provision for loan and lease losses	645	640	601	676	698

Noninterest Income
Electronic payment processing revenue	211	196	204	190	183
Service charges on deposits	135	126	133	137	132
Mortgage banking net revenue	41	47	42	45	46
Investment advisory revenue	96	91	87	89	92
Corporate banking revenue	82	76	92	71	74
Other noninterest income	76	80	77	82	93
Securities gains (losses), net	14	1	1	8	15
Total noninterest income	655	617	636	622	635

Noninterest Expense
Salaries, wages and incentives	303	284	287	285	295
Employee benefits	69	87	65	70	67
Equipment expense	29	27	29	26	25
Net occupancy expense	59	58	59	54	54
Other noninterest expense	299	275	323	297	287
Total noninterest expense	759	731	763	732	728
Income before income taxes and cumulative effect (taxable equivalent)	541	526	474	566	605
Taxable equivalent adjustment	6	7	7	8	8
Income before income taxes and cumulative effect	535	519	467	558	597
Applicable income taxes	153	160	135	163	180
Income before cumulative effect	382	359	332	395	417
Cumulative effect of change in accounting principle, net of tax (b)	-	4	-	-	-
Net income	$382	$363	$332	$395	$417
Net income available to common shareholders (a)	$382	$363	$332	$395	$417
(a)	Dividends on preferred stock are $.185 million for all quarters presented
(b)	Reflects a benefit of $3.5 million (net of $1.7 million of tax) for the adoption of SFAS No. 123(R) as of January 1, 2006 due to the recognition of an estimate of forfeiture experience to be realized for all stock-based awards

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	June 2006	March 2006	June 2005	Yr/Yr		Annual Seq
Assets
Cash and due from banks	$2,670	$2,494	$2,781	(4%	)	28%
Available-for-sale and other securities (a)	20,345	21,276	24,647	(17%	)	(18%	)
Held-to-maturity securities (b)	358	365	307	17%		(8%	)
Trading securities	173	156	84	105%		42%
Other short-term investments	207	159	113	84%		123%
Loans held for sale	931	744	783	19%		101%
Portfolio loans and leases:
Commercial loans	20,618	19,878	18,013	14%		15%
Construction loans	6,698	6,600	6,201	8%		6%
Commercial mortgage loans	9,792	9,861	9,091	8%		(3%	)
Commercial lease financing	4,899	4,911	4,639	6%		(1%	)
Residential mortgage loans	7,875	7,708	7,042	12%		9%
Consumer loans	22,556	22,210	20,610	9%		6%
Consumer lease financing	1,420	1,577	1,994	(29%	)	(40%	)
Unearned income	(1,281)	(1,323)	(1,294)	(1%	)	(13%	)
Portfolio loans and leases	72,577	71,422	66,296	9%		6%
Allowance for loan and lease losses	(753)	(749)	(722)	4%		2%
Portfolio loans and leases, net	71,824	70,673	65,574	10%		7%
Bank premises and equipment	1,853	1,798	1,581	17%		12%
Operating lease equipment	150	137	161	(7%	)	38%
Goodwill	2,194	2,194	2,178	1%		-
Intangible assets	185	189	231	(20%	)	(9%	)
Servicing rights	489	468	378	29%		18%
Other assets	4,732	4,391	4,342	9%		31%
Total assets	$106,111	$105,044	$103,160	3%		4%

Liabilities
Deposits:
Demand	$14,078	$14,134	$14,393	(2%	)	(2%	)
Interest checking	16,788	17,511	18,811	(11%	)	(17%	)
Savings	12,061	11,902	9,653	25%		5%
Money market	6,505	6,399	4,732	37%		7%
Other time	10,627	10,105	8,513	25%		21%
Certificates - $100,000 and over	5,691	5,085	3,986	43%		48%
Foreign office	4,773	3,874	3,089	55%		93%
Total deposits	70,523	69,010	63,177	12%		9%
Federal funds purchased	2,493	3,715	4,523	(45%	)	(132%	)
Short-term bank notes	-	-	-	NM		NM
Other short-term borrowings	5,275	4,472	4,972	6%		72%
Accrued taxes, interest and expenses	1,995	2,169	2,456	(19%	)	(32%	)
Other liabilities	1,767	1,463	1,185	49%		83%
Long-term debt	14,502	14,746	17,494	(17%	)	(7%	)
Total liabilities	96,555	95,575	93,807	3%		4%
Total shareholders’ equity (c)	9,556	9,469	9,353	2%		4%
Total liabilities and shareholders’ equity	$106,111	$105,044	$103,160	3%		4%
(a) Amortized cost	$21,376	$22,127	$24,814	(14%	)	(14%	)
(b) Market values	358	365	307	17%		(8%	)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	1,300,000	1,300,000	1,300,000	-		-
Outstanding, excluding treasury	557,894	556,501	555,938	-		1%
Treasury	25,533	26,926	27,489	(7%	)	(21%	)

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	June 2006	March 2006	December 2005	September 2005	June 2005
Assets
Cash and due from banks	$2,670	$2,494	$3,078	$3,372	$2,781
Available-for-sale and other securities (a)	20,345	21,276	21,924	22,537	24,647
Held-to-maturity securities (b)	358	365	389	332	307
Trading securities	173	156	117	105	84
Other short-term investments	207	159	158	113	113
Loans held for sale	931	744	1,304	1,237	783
Portfolio loans and leases:
Commercial loans	20,618	19,878	19,174	18,591	18,013
Construction loans	6,698	6,600	7,037	6,529	6,201
Commercial mortgage loans	9,792	9,861	9,188	9,138	9,091
Commercial lease financing	4,899	4,911	4,852	4,731	4,639
Residential mortgage loans	7,875	7,708	7,152	7,353	7,042
Consumer loans	22,556	22,210	22,084	21,786	20,610
Consumer lease financing	1,420	1,577	1,751	1,910	1,994
Unearned income	(1,281)	(1,323)	(1,313)	(1,284)	(1,294)
Portfolio loans and leases	72,577	71,422	69,925	68,754	66,296
Allowance for loan and lease losses	(753)	(749)	(744)	(727)	(722)
Portfolio loans and leases, net	71,824	70,673	69,181	68,027	65,574
Bank premises and equipment	1,853	1,798	1,726	1,643	1,581
Operating lease equipment	150	137	143	159	161
Goodwill	2,194	2,194	2,169	2,176	2,178
Intangible assets	185	189	208	220	231
Servicing rights	489	468	441	417	378
Other assets	4,732	4,391	4,387	4,270	4,342
Total assets	$106,111	$105,044	$105,225	$104,608	$103,160

Liabilities
Deposits:
Demand	$14,078	$14,134	$14,609	$14,294	$14,393
Interest checking	16,788	17,511	18,282	18,169	18,811
Savings	12,061	11,902	11,276	10,437	9,653
Money market	6,505	6,399	6,129	5,855	4,732
Other time	10,627	10,105	9,313	8,867	8,513
Certificates - $100,000 and over	5,691	5,085	4,343	4,195	3,986
Foreign office	4,773	3,874	3,482	3,678	3,089
Total deposits	70,523	69,010	67,434	65,495	63,177
Federal funds purchased	2,493	3,715	5,323	3,548	4,523
Short-term bank notes	-	-	-	-	-
Other short-term borrowings	5,275	4,472	4,246	6,075	4,972
Accrued taxes, interest and expenses	1,995	2,169	2,142	2,136	2,456
Other liabilities	1,767	1,463	1,407	1,447	1,185
Long-term debt	14,502	14,746	15,227	16,522	17,494
Total liabilities	96,555	95,575	95,779	95,223	93,807
Total shareholders’ equity (c)	9,556	9,469	9,446	9,385	9,353
Total liabilities and shareholders’ equity	$106,111	$105,044	$105,225	$104,608	$103,160
(a) Amortized cost	$21,376	$22,127	$22,533	$22,993	$24,814
(b) Market values	358	365	389	332	307
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	1,300,000	1,300,000	1,300,000	1,300,000	1,300,000
Outstanding, excluding treasury	557,894	556,501	555,623	554,400	555,938
Treasury	25,533	26,926	27,804	29,027	27,489

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

$ in millions

(unaudited)

	For the Three Months Ended		Year to Date
	June 2006	June 2005	June 2006	June 2005
Total shareholders’ equity, beginning	$9,469	$8,888	$9,446	$8,924
Net income	382	417	746	822
Other comprehensive income, net of tax:
Change in unrealized gains and (losses):
Available-for-sale securities	(117)	164	(275)	(59)
Qualifying cash flow hedges	2	24	5	33
Change in additional pension liability	-	-	-	60
Comprehensive income	267	605	476	856
Cash dividends declared:
Common stock	(223)	(195)	(434)	(389)
Preferred stock (a)	-	-	-	-
Stock-based awards exercised, including treasury shares issued	9	15	24	40
Stock-based compensation expense	30	19	38	37
Loans repaid (issued) related to exercise of stock-based awards, net	2	2	5	4
Change in corporate tax benefit related to stock-based compensation	1	12	-	14
Shares acquired for treasury	-	(5)	-	(1,645)
Shares issued in business combination	-	11	-	1,509
Other	1	1	1	3
Total shareholders’ equity, ending	$9,556	$9,353	$9,556	$9,353
(a)	Dividends on preferred stock are $.185 million for all quarters presented

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	June 2006	March 2006	June 2005	Yr/Yr		Annual Seq
Assets
Interest-earning assets:
Loans and leases	$73,093	$71,634	$66,762	9%		8%
Taxable securities	21,642	22,116	24,771	(13%	)	(9%	)
Tax exempt securities	616	644	815	(24%	)	(18%	)
Other short-term investments	181	157	130	39%		60%
Total interest-earning assets	95,532	94,551	92,478	3%		4%
Cash and due from banks	2,564	2,668	2,822	(9%	)	(16%	)
Other assets	8,393	8,261	8,182	3%		6%
Allowance for loan and lease losses	(748)	(744)	(717)	4%		2%
Total assets	$105,741	$104,736	$102,765	3%		4%

Liabilities
Interest-bearing liabilities:
Interest checking	$17,025	$17,603	$19,267	(12%	)	(13%	)
Savings	12,064	11,588	9,697	24%		16%
Money market	6,429	6,086	4,755	35%		23%
Other time	10,449	9,749	8,286	26%		29%
Certificates - $100,000 and over	5,316	4,670	3,946	35%		55%
Foreign office	4,382	4,050	3,907	12%		33%
Federal funds purchased	3,886	4,553	3,952	(2%	)	(59%	)
Short-term bank notes	-	-	230	(100%	)	NM
Other short-term borrowings	4,854	4,718	5,190	(6%	)	12%
Long-term debt	14,465	15,132	17,049	(15%	)	(18%	)
Total interest-bearing liabilities	78,870	78,149	76,279	3%		4%
Demand deposits	13,764	13,674	13,905	(1%	)	3%
Other liabilities	3,500	3,312	3,357	4%		23%
Total liabilities	96,134	95,135	93,541	3%		4%
Shareholders’ equity	9,607	9,601	9,224	4%		-
Total liabilities and shareholders’ equity	$105,741	$104,736	$102,765	3%		4%

Average common shares outstanding (in thousands):
Basic	554,978	554,398	553,872	-		-
Diluted	557,489	556,869	558,176	-		-

Yield Analysis
Interest-earning assets:
Loans and leases	6.75%	6.51%	5.64%
Taxable securities	4.43%	4.44%	4.33%
Tax exempt securities	7.33%	7.59%	7.29%
Other short-term investments	5.60%	4.98%	3.28%
Total interest-earning assets	6.23%	6.03%	5.30%

Interest-bearing liabilities:
Interest checking	2.39%	2.28%	1.49%
Savings	2.90%	2.67%	1.44%
Money market	4.01%	3.64%	2.37%
Other time	4.00%	3.74%	2.93%
Certificates - $100,000 and over	4.64%	4.15%	2.92%
Foreign office	4.77%	4.39%	2.98%
Federal funds purchased	4.97%	4.50%	2.97%
Short-term bank notes	-	-	2.84%
Other short-term borrowings	4.31%	3.82%	2.63%
Long-term debt	5.45%	4.85%	3.46%
Total interest-bearing liabilities	3.90%	3.57%	2.44%

Ratios:
Net interest margin (taxable equivalent)	3.01%	3.08%	3.29%
Net interest rate spread (taxable equivalent)	2.33%	2.46%	2.86%
Interest-bearing liabilities to interest-earning assets	82.56%	82.65%	82.48%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	Year to Date		% Change
	June 2006	June 2005	Yr/Yr
Assets
Interest-earning assets:
Loans and leases	$72,367	$65,924	10%
Taxable securities	21,878	24,852	(12%	)
Tax exempt securities	630	835	(25%	)
Other short-term investments	169	229	(26%	)
Total interest-earning assets	95,044	91,840	3%
Cash and due from banks	2,616	2,721	(4%	)
Other assets	8,327	8,046	3%
Allowance for loan and lease losses	(746)	(716)	4%
Total assets	$105,241	$101,891	3%

Liabilities
Interest-bearing liabilities:
Interest checking	$17,312	$19,618	(12%	)
Savings	11,827	9,519	24%
Money market	6,258	4,770	31%
Other time	10,101	8,038	26%
Certificates - $100,000 and over	4,995	3,744	33%
Foreign office	4,217	4,122	2%
Federal funds purchased	4,217	4,060	4%
Short-term bank notes	-	501	(100%	)
Other short-term borrowings	4,786	5,062	(5%	)
Long-term debt	14,798	16,331	(9%	)
Total interest-bearing liabilities	78,511	75,765	4%
Demand deposits	13,719	13,696	-
Other liabilities	3,407	3,264	4%
Total liabilities	95,637	92,725	3%
Shareholders’ equity	9,604	9,166	5%
Total liabilities and shareholders’ equity	$105,241	$101,891	3%

Average common shares outstanding (in thousands):
Basic	554,689	555,110	-
Diluted	557,181	559,908	-

Yield Analysis
Interest-earning assets:
Loans and leases	6.63%	5.53%
Taxable securities	4.44%	4.33%
Tax exempt securities	7.47%	7.32%
Other short-term investments	5.31%	2.06%
Total interest-earning assets	6.13%	5.22%

Interest-bearing liabilities:
Interest checking	2.34%	1.38%
Savings	2.79%	1.30%
Money market	3.83%	2.26%
Other time	3.87%	2.83%
Certificates - $100,000 and over	4.41%	2.92%
Foreign office	4.59%	2.72%
Federal funds purchased	4.72%	2.68%
Short-term bank notes	-	2.60%
Other short-term borrowings	4.07%	2.41%
Long-term debt	5.14%	3.29%
Total interest-bearing liabilities	3.74%	2.29%

Ratios:
Net interest margin (taxable equivalent)	3.04%	3.33%
Net interest rate spread (taxable equivalent)	2.39%	2.93%
Interest-bearing liabilities to interest-earning assets	82.60%	82.50%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	June 2006	March 2006	December 2005	September 2005	June 2005
Assets
Interest-earning assets:
Loans and leases	$73,093	$71,634	$70,489	$68,556	$66,762
Taxable securities	21,642	22,116	22,376	24,013	24,771
Tax exempt securities	616	644	698	787	815
Other short-term investments	181	157	200	115	130
Total interest-earning assets	95,532	94,551	93,763	93,471	92,478
Cash and due from banks	2,564	2,668	2,847	2,742	2,822
Other assets	8,393	8,261	8,105	8,207	8,182
Allowance for loan and lease losses	(748)	(744)	(727)	(721)	(717)
Total assets	$105,741	$104,736	$103,988	$103,699	$102,765

Liabilities
Interest-bearing liabilities:
Interest checking	$17,025	$17,603	$17,828	$18,498	$19,267
Savings	12,064	11,588	11,036	9,939	9,697
Money market	6,429	6,086	5,974	5,154	4,755
Other time	10,449	9,749	9,143	8,730	8,286
Certificates - $100,000 and over	5,316	4,670	4,354	4,156	3,946
Foreign office	4,382	4,050	3,703	3,925	3,907
Federal funds purchased	3,886	4,553	4,771	4,001	3,952
Short-term bank notes	-	-	-	-	230
Other short-term borrowings	4,854	4,718	4,408	5,619	5,190
Long-term debt	14,465	15,132	15,956	16,914	17,049
Total interest-bearing liabilities	78,870	78,149	77,173	76,936	76,279
Demand deposits	13,764	13,674	14,099	13,977	13,905
Other liabilities	3,500	3,312	3,236	3,335	3,357
Total liabilities	96,134	95,135	94,508	94,248	93,541
Shareholders’ equity	9,607	9,601	9,480	9,451	9,224
Total liabilities and shareholders’ equity	$105,741	$104,736	$103,988	$103,699	$102,765

Average common shares outstanding (in thousands):
Basic	554,978	554,398	553,591	553,855	553,872
Diluted	557,489	556,869	556,322	557,681	558,176

Yield Analysis
Interest-earning assets:
Loans and leases	6.75%	6.51%	6.20%	5.90%	5.64%
Taxable securities	4.43%	4.44%	4.31%	4.22%	4.33%
Tax exempt securities	7.33%	7.59%	7.51%	7.42%	7.29%
Other short-term investments	5.60%	4.98%	4.41%	3.49%	3.28%
Total interest-earning assets	6.23%	6.03%	5.75%	5.48%	5.30%

Interest-bearing liabilities:
Interest checking	2.39%	2.28%	2.10%	1.84%	1.49%
Savings	2.90%	2.67%	2.41%	1.90%	1.44%
Money market	4.01%	3.64%	3.32%	2.82%	2.37%
Other time	4.00%	3.74%	3.50%	3.14%	2.93%
Certificates - $100,000 and over	4.64%	4.15%	3.66%	3.28%	2.92%
Foreign office	4.77%	4.39%	3.92%	3.41%	2.98%
Federal funds purchased	4.97%	4.50%	4.04%	3.50%	2.97%
Short-term bank notes	-	-	-	-	2.84%
Other short-term borrowings	4.31%	3.82%	3.27%	2.92%	2.63%
Long-term debt	5.45%	4.85%	4.25%	3.80%	3.46%
Total interest-bearing liabilities	3.90%	3.57%	3.21%	2.82%	2.44%

Ratios:
Net interest margin (taxable equivalent)	3.01%	3.08%	3.11%	3.16%	3.29%
Net interest rate spread (taxable equivalent)	2.33%	2.46%	2.54%	2.66%	2.86%
Interest-bearing liabilities to interest-earning assets	82.56%	82.65%	82.31%	82.31%	82.48%

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	June 2006	March 2006	December 2005	September 2005	June 2005
Average Loans and Leases (including unearned income)
Commercial:
Commercial loans	$20,239	$19,461	$18,909	$18,203	$17,768
Commercial mortgage	9,980	9,441	9,159	9,095	9,042
Commercial construction	5,840	6,211	6,051	5,700	5,467
Commercial leases	3,729	3,686	3,611	3,537	3,436
Subtotal - commercial	39,788	38,799	37,730	36,535	35,713
Consumer:
Residential mortgage	8,756	8,351	8,444	8,271	8,453
Residential construction	735	706	673	624	576
Credit card	897	855	825	778	755
Home equity	12,193	12,072	11,884	11,702	11,325
Other consumer loans	9,340	9,311	9,251	8,868	8,089
Consumer leases	1,384	1,540	1,682	1,778	1,851
Subtotal - consumer	33,305	32,835	32,759	32,021	31,049
Total average loans and leases	$73,093	$71,634	$70,489	$68,556	$66,762

End of Period Loans and Leases Serviced
Commercial:
Commercial loans	$20,618	$19,878	$19,174	$18,591	$18,013
Commercial mortgage	9,792	9,861	9,188	9,138	9,091
Commercial construction	5,950	5,883	6,342	5,880	5,590
Commercial leases	3,740	3,726	3,695	3,619	3,527
Subtotal - commercial	40,100	39,348	38,399	37,228	36,221
Consumer:
Residential mortgage	7,875	7,708	7,152	7,353	7,042
Residential construction	748	717	695	649	611
Credit card	945	851	866	805	749
Home equity	12,277	12,087	12,000	11,766	11,521
Other consumer loans	9,334	9,272	9,218	9,215	8,340
Consumer leases	1,298	1,439	1,595	1,738	1,812
Subtotal - consumer	32,477	32,074	31,526	31,526	30,075
Total portfolio loans and leases	72,577	71,422	69,925	68,754	66,296

Loans held for sale	931	744	1,304	1,237	783

Operating lease equipment	150	137	143	159	161

Loans and Leases Serviced for Others:
Residential mortgage (a)	27,057	26,399	25,669	24,525	24,497
Commercial mortgage (b)	890	2,183	2,126	2,095	2,067
Commercial loans (c)	3,332	3,182	2,744	2,528	2,346
Commercial leases (b)	258	271	264	240	269
Consumer loans (d)	677	774	871	972	1,089
Total loans and leases serviced for others	32,214	32,809	31,674	30,360	30,268
Total loans and leases serviced	$105,872	$105,112	$103,046	$100,510	$97,508

(a)	Fifth Third sells certain residential mortgage loans, primarily conforming and fixed-rate in nature and retains servicing responsibilities
(b)	Fifth Third sells certain commercial mortgage loans and commercial leases and retains servicing responsibilities
(c)	Fifth Third transfers, subject to credit recourse and with servicing retained, certain investment grade commercial loans to an unconsolidated qualified special purpose entity, which is wholly-owned by an independent third party
(d)	Fifth Third sells certain consumer loans and retains servicing responsibilities

Fifth Third Bancorp and Subsidiaries

Regulatory Capital (a)

$ in millions

(unaudited)

	As of
	June 2006	March 2006	December 2005	September 2005	June 2005
Tier I capital:
Shareholders’ equity	$9,556	$9,469	$9,446	$9,385	$9,353
Goodwill and certain other intangibles	(2,379)	(2,357)	(2,377)	(2,396)	(2,409)
Unrealized (gains) losses	674	561	405	310	127
Other	773	761	735	731	712
Total tier I capital	$8,624	$8,434	$8,209	$8,030	$7,783
Total risk-based capital:
Tier I capital	$8,624	$8,434	$8,209	$8,030	$7,783
Qualifying allowance for credit losses	849	840	838	823	819
Qualifying subordinated notes	1,109	1,126	1,193	1,193	1,312
Total risk-based capital	$10,582	$10,400	$10,240	$10,046	$9,914
Risk-weighted assets	$101,082	$99,368	$97,994	$95,083	$91,791
Ratios:
Average shareholders’ equity to average assets	9.09%	9.17%	9.12%	9.11%	8.98%
Regulatory capital:
Tier I capital	8.53%	8.49%	8.38%	8.45%	8.48%
Total risk-based capital	10.47%	10.47%	10.45%	10.57%	10.80%
Tier I leverage	8.35%	8.24%	8.08%	7.93%	7.76%
(a)	Current period regulatory capital data and ratios are estimated

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	June 2006	March 2006	December 2005	September 2005	June 2005
Summary of Credit Loss Experience
Losses charged off:
Commercial loans	($31)	($35)	($35)	($24)	($24)
Commercial mortgage loans	(5)	(2)	(3)	(5)	(3)
Construction loans	(3)	-	(3)	(1)	-
Residential mortgage loans	(6)	(4)	(5)	(3)	(5)
Consumer loans	(46)	(50)	(58)	(41)	(40)
Commercial lease financing	(2)	(1)	(28)	(1)	-
Consumer lease financing	(3)	(4)	(5)	(4)	(4)
Total losses	(96)	(96)	(137)	(79)	(76)

Recoveries of losses previously charged off:
Commercial loans	9	3	10	5	6
Commercial mortgage loans	1	-	1	-	1
Construction loans	-	-	-	-	-
Residential mortgage loans	-	-	-	-	-
Consumer loans	16	15	8	9	12
Commercial lease financing	1	2	-	-	1
Consumer lease financing	2	3	1	1	1
Total recoveries	29	23	20	15	21

Net losses charged off:
Commercial loans	(22)	(32)	(25)	(19)	(18)
Commercial mortgage loans	(4)	(2)	(2)	(5)	(2)
Construction loans	(3)	-	(3)	(1)	-
Residential mortgage loans	(6)	(4)	(5)	(3)	(5)
Consumer loans	(30)	(35)	(50)	(32)	(28)
Commercial lease financing	(1)	1	(28)	(1)	1
Consumer lease financing	(1)	(1)	(4)	(3)	(3)
Total net losses charged off	($67)	($73)	($117)	($64)	($55)

Allowance for loan and lease losses, beginning	$749	$744	$727	$722	$717
Total net losses charged off	(67)	(73)	(117)	(64)	(55)
Provision for loan and lease losses	71	78	134	69	60
Allowance for loan and lease losses, ending	$753	$749	$744	$727	$722

Reserve for unfunded commitments, beginning	$69	$70	$69	$71	$67
Provision for unfunded commitments	5	(1)	1	(2)	4
Acquisitions	-	-	-	-	-
Reserve for unfunded commitments, ending	$74	$69	$70	$69	$71

Components of allowance for credit losses:
Allowance for loan and lease losses	$753	$749	$744	$727	$722
Reserve for unfunded commitments	74	69	70	69	71
Total allowance for credit losses	$827	$818	$814	$796	$793

Nonperforming Assets and Delinquent Loans
Nonaccrual loans and leases (a)	$281	$291	$294	$285	$273
Renegotiated loans and leases	-	-	-	1	1
Other assets, including other real estate owned	77	73	67	65	66
Total nonperforming assets	$358	$364	$361	$351	$340
Ninety days past due loans and leases (a)	$191	$160	$155	$156	$129
Ratios
Net losses charged off as a percent of average loans and leases	0.37%	0.42%	0.67%	0.38%	0.34%
Allowance for loan and lease losses as a percent of loans and leases	1.04%	1.05%	1.06%	1.06%	1.09%
Allowance for credit losses as a percent of loans and leases	1.14%	1.14%	1.16%	1.16%	1.20%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.49%	0.51%	0.52%	0.51%	0.51%

(a)	Nonaccrual includes $32 million and Ninety Days Past Due includes $45 million of residential mortgage loans as of June 30, 2006